Stockholder Agreement

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of December ___, 2012, is entered into by and between Gramercy Capital Corp., a Maryland corporation (the “Company”), and KBS Acquisition Sub-Owner 2, LLC (the “Stockholder”), a Delaware limited liability company.

WHEREAS, GPT GIG BOA Portfolio Holdings LLC (f/k/a BBD1 Acquisition LLC), a Delaware limited liability company, entered into an Agreement for Sale of Membership Interests, dated August 17, 2012 (in the form attached as Exhibit A hereto, as amended, the “Purchase Agreement”), pursuant to which, inter alia, the Company agreed to issue and sell, and the Stockholder agreed to purchase 2,000,000 shares of Common Stock, par value $0.001 per share, 2,000,000 shares of Class B-1 Common Stock, par value $0.001 per share, and 2,000,000 shares of Class B-2 Common Stock, par value $0.001 per share, for a purchase price of $2.50 per share, for an aggregate purchase price of $15,000,000.00 (such shares being referred to herein collectively as the “Shares” and, for the avoidance of doubt, all references herein to the Stockholder’s Shares shall include not only all the Shares stated above, but also all additional shares of capital stock of the Company that are owned directly or indirectly by the Stockholder, subject in all cases to Transfers of such Shares that have been made to Permitted Transferees to the extent permitted by and in accordance with Section 2(a)).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting of Shares. Unless otherwise requested by the Company, the Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, the Stockholder will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will at a meeting, if one is held or otherwise if consents are solicited, vote or consent to, or cause to be voted or consented to, all of the Shares, in accordance with the recommendation or direction of the Company’s Board of Directors. The Stockholder further agrees until the termination of this Agreement in accordance with its terms, not to commit or agree to take any action inconsistent with the foregoing prior to such termination. For the avoidance of doubt, subject to Section 2 hereof, the Stockholder shall retain at all times the right to vote the Stockholder’s Shares in the Stockholder’s sole discretion and without any other limitations on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

2. Transfer of Shares.

(a) The Stockholder covenants and agrees that, until the earlier of May 15, 2013 and termination of this Agreement in accordance with its terms, without the written consent of the Company, the Stockholder will not directly or indirectly (i) subject to Section 2(c), sell, assign, transfer (including by merger or by operation of law), encumber, grant a participation in, gift-over, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise (“Transfer”) any Shares or the Beneficial Ownership (as hereinafter defined) thereof, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof, except, in each case under clause (i) and clause (iii), to a Permitted Transferee. For purposes of this Agreement, “Beneficial Ownership” and “Beneficially Owned” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to “within 60 days” in Rule 13d-3(d)(1)(i)). As used herein, a “Permitted Transferee” shall mean a Person that before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, is (x) the Company, or (y) any Affiliate of the Stockholder who, upon such Transfer, becomes a party to this Agreement and agrees in writing, in form and substance to the reasonable satisfaction of the Company, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain liable for all breaches of such obligations whenever occurring.

(b) Notwithstanding anything in this Agreement to the contrary, the Stockholder may enter into any contract, option, swap or other agreement or arrangement, grant a participation in, and pledge and encumber the Shares thereunder in connection with any bona fide lending, hedging or other financing or derivative transaction or arrangement (a “Permitted Transaction”); provided, that the Stockholder retains the right to vote or consent to, or cause to be voted or consented to, all Shares as provided in Section 1 during the term of such Permitted Transaction. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Stockholder or any Permitted Transferee from pledging their direct or indirect interests in any Shares as security for a loan contracted by the Stockholder, such Permitted Transferee or any Affiliate thereof, or to prohibit any Pledgee thereof from exercising its rights under or in connection with such pledge.

3. Reasonable Efforts to Cooperate.

The Stockholder will, upon receipt of reasonable advance notice by the Company, without further consideration, provide as promptly as reasonably practicable any customary information reasonably requested by the Company that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Purchase Agreement (including filings with the SEC or any other Governmental Entity).

(a) The Stockholder hereby consents to the publication and disclosure in the Company’s proxy statement, statements of beneficial ownership filed by the Company and its Affiliates (and any other documents or communications provided by the Company to any Governmental Entity or to security holders of the Company) of the Stockholder’s identity and Beneficial Ownership of the Shares and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement; provided, however, that the Stockholder shall have the opportunity to review such disclosure prior to its publication in the Company’s proxy statement or such other document or communication, and no information relating to the Stockholder shall be published in the Company’s proxy statement, such other document or communication without the approval of the Stockholder (such approval not to be unreasonably withheld or delayed).

(b) The Stockholder agrees, while this Agreement is in effect, to notify the Company promptly in writing of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by the Stockholder, if any, after the date hereof (and, for the avoidance of doubt, the Stockholder agrees that any such additional shares shall be, for all purposes of this Agreement, “Shares”).

(c) While this Agreement is in effect, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement.

4. Standstill. The Stockholder agrees that, for a period of 18 months from the date hereof, the Stockholder will not, and will not cause or permit any of its directors, officers, partners, employees, representatives, financial, legal, accounting and other advisers and agents, including persons who after the date of this Agreement cease to be within one of the foregoing categories (collectively, “Representatives”) or affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act) to (i) directly or indirectly acquire, or offer, propose or agree to acquire, any securities, debt obligations or assets (or any interests therein) of the Company or any of its subsidiaries or any rights or options to acquire any such securities, debt obligations or assets (for purposes hereof, “securities” shall include, without limitation, (x) all rights to acquire securities pursuant to the exercise of any rights in connection with any option, warrant, convertible or exchangeable security or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (y) any economic interest relating to securities, including without limitation, pursuant to a cash settled option or other derivative security, contract or instrument in any way related to the price of the underlying security), (ii) participate in the solicitation of proxies, or seek to influence the vote of any person, regarding any securities or debt obligations of the Company or any of its subsidiaries, (iii) engage, or offer, propose or agree to engage, in any merger or other business combination or acquisition transaction or any tender or exchange offer, recapitalization, restructuring, reorganization, or any purchase or sale of any material amount of assets or equity or debt securities or other indebtedness of or regarding the Company or any of its subsidiaries, (iv) seek or propose to influence or control the Company’s management or policies, including the management and policies of its subsidiaries, (v) advise, assist, encourage, finance or invest in any person in connection with any of the foregoing, (vi) disclose any plan, intention or proposal to do any of the foregoing, (vii) make any communications with the Company or its Representatives that could require the Company to make any public announcement or (viii) make any request to waive or amend any provision of this agreement or to permit you to take any action specified herein, in each case without the prior written approval of the Company. Nothing in this paragraph shall be deemed to prevent the Stockholder’s Representatives from engaging, in the ordinary course of business, in brokerage, asset management, trust, underwriting, market making and other similar financial services ordinary course business activities involving securities of the Company.

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5. Representations and Warranties.

(a) The Stockholder hereby represents and warrants to the Company as of the date hereof as follows:

(1) Ownership of Shares. The Stockholder (i) is the sole owner of record and has Beneficial Ownership of all of the Shares, free and clear of any and all liens, claims, security interests, options, rights or other encumbrances whatsoever on title or transfer (other than those imposed under the federal securities laws, this Agreement or any Permitted Transaction), (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that would violate this Agreement and (iii) does not own of record or beneficially, any shares of capital stock of the Company or right to acquire such shares other than the Shares.

(2) Due Organization. The Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(3) Power, Binding Agreement. The Stockholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance by the Stockholder of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

(4) No Conflicts. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Stockholder is a party or by which the Stockholder or its Shares are bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

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(5) Consents. No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the compliance by the Stockholder with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(b) The Company hereby represents and warrants to the Stockholder as of the date hereof as follows:

(1) Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(2) Power, Binding Agreement. The Company has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of the Company are necessary to authorize the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

(3) No Conflicts. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby by the Company will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation or Law to which the Company is a party or by which the Company is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Company’s ability to perform its obligations under this Agreement.

(4) Consents. No consent of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the compliance by the Company with the provisions of this Agreement, except for (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, and (ii) such other items and consents the failure of which to be obtained or made, individually or in the aggregate, would not in any material respect impair, delay or adversely affect the Company’s ability to perform its obligations under this Agreement.

6. Legend. The Stockholder hereby acknowledges and agrees that each of the certificates representing the Shares held by the Stockholder shall be subject to stop transfer instructions and shall include the following legend:

The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may be offered or sold only if registered under the Securities Act of 1933, as amended, or if an exemption from registration is available. These Shares are subject to certain limitations on transfer set forth in a stockholder agreement dated as of December ___, 2012, between Gramercy Capital Corp. and KBS Acquisition Sub-Owner 2, LLC including, but not limited to, restrictions on the sale, assignment, transfer (including by merger or by operation of law), encumbrance, granting of a participation in, gift-over, assignment or other disposition of, whether by liquidation, dissolution, dividend, distribution or otherwise. A copy of such agreement is on file with the Secretary of Gramercy Capital Corp.

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Within five business days after receipt by the Company of a demand by the Stockholder, the Company agrees to (i) terminate stop transfer instructions and remove all but the first sentence of the above legend after the term of this Agreement and (ii) remove the first sentence of the above legend if the Company is furnished an opinion of counsel reasonably satisfactory to the Company that such Shares may be freely transferred under applicable securities laws.

Promptly upon the acquisition by the Stockholder of any Shares other than pursuant to the Purchase Agreement, the Stockholder shall surrender the certificates representing such Shares to the Company and the Company shall place the last two sentences of the foregoing legend on such certificates and thereafter reissue such certificates to the Stockholder.

7. Term. This Agreement shall remain in full force and effect for as long as the Stockholder continues to own any Shares of the Company.

8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

9. Miscellaneous.

Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below:

“Affiliate” of any person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any municipal, local, state or federal government or governmental authority or by any United States or state court of competent jurisdiction.

“Laws” shall mean any order, writ, injunction, decree, statute, ordinance, requirement, rule or regulation applicable to the Stockholder or any of its subsidiaries or any of their respective properties or assets.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Pledgee” shall mean any lender who has made a loan to the Stockholder or any Permitted Transferee or any Affiliate thereof and to whom either the Stockholder, any Permitted Transferee or Affiliate thereof has pledged their direct or indirect interests in any Shares as security for such loan.

“SEC” means the United States Securities and Exchange Commission.

10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and is not intended to confer upon any Person, other than the Company and the Stockholder, any rights or remedies hereunder. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that the Company may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by the Company.

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11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF LAW OF ANY OTHER JURISDICTION.

13. Counterparts and Signature. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic or portable document format (pdf) transmission.

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

if to the Stockholder:

KBS Acquisition Sub-Owner 2, LLC

c/o KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: David E. Snyder
Facsimile: 949-417-6518

with a copy not constituting notice to:

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: Bruce Fischer, Esq.

Facsimile: 949-732-6501

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if to the Company to:

Gramercy Capital Corp.

420 Lexington Avenue

New York, New York 10170
Attention: Edward J. Matey Jr.
Facsimile: 212-297-1090

with a copy not constituting notice to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Larry P. Medvinsky

Facsimile: 212-878-8375

15. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that the Company may assign this Agreement to any direct or indirect wholly owned subsidiary of the Company without the consent of the Stockholder (provided that the Company shall remain liable for all of its obligations under this Agreement) and the Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

16. Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

17. Submission to Jurisdiction. Each of the Company and the Stockholder hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Maryland or any court of the United States located in the State of Maryland (the “Maryland Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

18. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

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19. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

20. No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any Shares. All rights and ownership of and relating to, and pecuniary interest in, any Shares shall remain and belong to the Stockholder, and the Company shall not have any authority to exercise any power or authority to direct the Stockholder in the voting of any of the Shares, except as otherwise expressly provided in this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

KBS Acquisition Sub-Owner 2, LLC

By: /s/ David E. Snyder

Name: David E. Snyder

Title: Chief Financial Officer

Gramercy Capital Corp.

By: /s/ Benjamin P. Harris

Name: Benjamin P. Harris

Title: Authorized Signatory

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